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EXHIBIT 10.46

EXHIBIT NOTE: Language contained in brackets may vary according to individual award.

PG&E CORPORATION
LONG-TERM INCENTIVE PROGRAM

RESTRICTED STOCK AWARD AGREEMENT

        PG&E CORPORATION, a California corporation (the "Company"), hereby awards shares of Restricted Stock to the Recipient named below. The terms and conditions of the award are set forth in this cover sheet, in the attached Restricted Stock Award Agreement and in the Long-Term Incentive Program (the "Plan").

Date of Award:        January 2, 2003

Name of Recipient:

Recipient's Social Security Number:             -        -

Number of Shares of Restricted Stock Awarded:

Aggregate Fair Market Value of Restricted Stock on Date of Award:        $

      By signing this cover sheet, you agree to all of the terms and conditions described in the attached Restricted Stock Award Agreement and in the Plan. You are also acknowledging receipt of this Agreement and a copy of the Plan.

Recipient:
(Signature)

Attachment

Please return your signed Agreement to PG&E Corporation, Human Resources,
One Market Street, Spear Street Tower, Suite 400, San Francisco, California 94105

PG&E CORPORATION LONG-TERM INCENTIVE PROGRAM
RESTRICTED STOCK AWARD AGREEMENT

The Plan and Other Agreements
The text of the Plan is incorporated in this Agreement by reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement are defined in the Plan. In the event of any conflict or inconsistency between the provisions of this Agreement and the Plan documents, the Plan documents shall govern.

This Agreement, the attached Exhibits and the Plan constitute the entire understanding between you and the Company regarding this Award of Restricted Stock. Any prior agreements, commitments or negotiations are superseded.
Award of Restricted Stock
PG&E Corporation (the "Company") awards you the number of shares of Restricted Stock shown on the cover sheet of this Agreement. The award is subject to the terms and conditions of this Agreement and the Plan.
Lapse of Restrictions
As long as you remain employed with the Company (or any of its subsidiaries), the restrictions will lapse as to [20] percent of the total number of shares of Restricted Stock originally subject to this Agreement, as shown above on the cover sheet, on the first business day of January of each of the first, second, third and fourth years following the Date of Award (each such day an "Annual Lapse Date"). The restrictions will lapse as to an additional [5] percent of the total number of shares of Restricted Stock originally subject to this Agreement, as shown above on the cover sheet, on each Annual Lapse Date if PG&E Corporation is in the top [quartile] of its comparator group[1] as measured by relative annual total shareholder return for the year ending immediately before each Annual Lapse Date (the "Annual Performance Goal"). Except as described below, all shares of Restricted Stock subject to this Agreement as to which the restrictions have not lapsed shall be forfeited upon your Termination.
Termination
In the event that you terminate your employment with the Company voluntarily or in the event of a Termination for Cause before the fourth anniversary of the Date of Award, you will automatically forfeit to the Company all of the shares of Restricted Stock as to which the restrictions have not lapsed subject to this Agreement as of the date of such Termination.

1 The identities of the companies currently comprising the comparator group are included in the General Information sheet you received with this Restricted Stock Award Agreement. PG&E Corporation reserves the right to change the companies comprising the comparator group at any time.

Termination other than for Cause
If you are an officer in Bands 1-5, the restrictions on your outstanding shares of Restricted Stock that would have lapsed during the period of the "Severance Multiple" under the applicable severance policy shall continue to lapse pursuant to the regular lapse schedule (or sooner, in the event of a Change in Control during such period). In the event of your involuntary Termination other than a Termination for Cause, if you are not an officer in Bands 1-5, the restrictions on your outstanding shares of Restricted Stock that would have lapsed within 12 months following such Termination will continue to lapse pursuant to the regular lapse schedule (or sooner, in the event of a Change in Control during such period). All other outstanding shares of Restricted Stock shall automatically be forfeited to the Company upon such Termination.
Retirement
In the event of your Retirement, the restrictions on your outstanding shares of Restricted Stock will continue to lapse as though your employment had continued. Your Termination will be considered your Retirement if you are age 55 or older on the date of Termination and if you were employed by PG&E Corporation or any of its subsidiaries for at least five consecutive years ending on the date of termination of your employment.
Death/Disability
In the event of a Termination due to your death or disability, the restrictions on all of your shares of Restricted Stock shall lapse on the next Annual Lapse Date; provided, however, that the restrictions as to [twenty] percent of all such shares of Restricted Stock shall not lapse if the Annual Performance Goal is not met with respect to such Annual Lapse Date. In the event of a Change in Control of the Company after such Termination and before such next Annual Lapse Date, the restrictions as to all shares of Restricted Stock shall immediately lapse as described below under "Change in Control."
Termination Due to Disposition of Subsidiary
In the event of a Termination by reason of a divestiture or change in control of a subsidiary of PG&E Corporation, which divestiture or change in control results in such subsidiary no longer qualifying as a subsidiary corporation under Section 424(f) of the Code or in the event of a Termination coincident with the sale of all or substantially all of the assets of a subsidiary of PG&E Corporation, the restrictions on all shares of Restricted Stock shall lapse on the next Annual Lapse Date; provided, however, that the restrictions as to [twenty] percent of all such shares of Restricted Stock shall be forfeited to the Company if the Annual Performance Goal is not met with respect to such Annual Lapse Date. In the event of a Change in Control of the Company after such Termination and before such next Annual Lapse Date, the restrictions as to all shares of Restricted Stock shall immediately lapse as described below under "Change in Control."

Escrow
The certificates for the Restricted Stock shall be deposited in escrow with the Corporate Secretary of the Company to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by any assignment documents the Company may require you to execute. The deposited certificates shall remain in escrow until such time as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Restricted Stock delivered in escrow to the Corporate Secretary of the Company.

All dividends, if any, on the Restricted Stock shall be held in escrow and subject to the same restrictions, including the requirement to satisfy the [Annual Performance Goal], as the shares to which they relate.
Release of Shares and Withholding Taxes	The shares of Restricted Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company:

• When the restrictions as to your shares of Restricted Stock lapse as described above, the certificates for such shares shall be released from escrow and delivered to you, at your request within thirty (30) days of the applicable Annual Lapse Date.
• Upon your Termination, any shares of Restricted Stock as to which the restrictions have not lapsed shall be forfeited and automatically surrendered to the Company as provided herein.

Note that you must make arrangements acceptable to the Company to satisfy withholding or other taxes that may be due before your shares will be released to you. If you so elect, the Company will assist you in selling your shares through a broker so that you can use the sales proceeds to satisfy applicable taxes. You will receive the remaining proceeds in cash. However, if you wish to receive the stock certificates in lieu of selling your shares, you will need to make arrangements to pay the applicable taxes either by check or through payroll deduction. The Company will notify you about how to instruct the Company to sell your shares when the restrictions lapse or make other arrangements.
Change in Control	The restrictions on all of your outstanding shares of Restricted Stock shall automatically lapse and become nonforfeitable in the event there is a Change in Control of the Company.

Code Section 83(b) Election
Under Section 83(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the Fair Market Value of the Restricted Stock on the date any forfeiture restrictions applicable to such Restricted Stock lapse will be reportable as ordinary income at that time. For this purpose, "forfeiture restrictions" include surrender to the Company of Restricted Stock as described above. You may elect to be taxed at the time the Restricted Stock is awarded to you, rather than when the restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Date of Award. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the Fair Market Value of the Restricted Stock increases after the date of purchase) as the forfeiture restrictions lapse. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b). YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A CODE SECTION 83(b) ELECTION.
Leaves of Absence
For purposes of this Agreement, if you are on an approved leave of absence from the Company (or any of its subsidiaries), or a recipient of Company sponsored disability benefits, you will continue to accrue service credit. Should you not return to active work upon the expiration of your leave of absence or the expiration of your Company sponsored disability benefits, you will have a Termination for Plan purposes.
The Company determines which leaves count for this purpose, and when your employment terminates for all purposes under the Plan.
Voting and Other Rights
Subject to the terms of this Agreement, you shall have all the rights and privileges of a shareholder of the Company while the Restricted Stock is held in escrow, including the right to vote. As described above, all dividends, if any, on the Restricted Stock shall be held in escrow and subject to the same restrictions, including the requirement to satisfy the [Annual Performance Goal], as the shares to which they relate.
Restrictions on Issuance	The Company will not issue any Restricted Stock if the issuance of such Restricted Stock at that time would violate any law or regulation.

Restrictions on Resale and Hedge Transactions
By signing this Agreement, you agree not to sell any Restricted Stock before the restrictions lapse or sell any shares acquired under this award at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale. In particular, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, you shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares acquired under this award without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters.

If the sale of shares acquired under this award is not registered under the Securities Act of 1933, but an exemption is available which requires an investment or other representation and warranty, you shall represent and agree that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations and warranties as are deemed necessary or appropriate by the Company and its counsel.

By your acceptance of the award, you agree that while the Restricted Stock is subject to restrictions, you will not enter into a corresponding hedging transaction relating to the Company's stock nor engage in any short sale of the Company's stock. This prohibition shall not apply to transactions effected through the Company's benefit plans that provide an opportunity to invest in Company stock or which provide compensation based on the price of Company stock.
No Retention Rights
This Agreement is not an employment agreement and does not give you the right to be retained by the Company (or its subsidiaries). Except as otherwise provided in an applicable employment agreement, the Company (or any of its subsidiaries) reserves the right to terminate your employment at any time and for any reason.
Legends	All certificates representing the Restricted Stock issued under this award shall, where applicable, have endorsed thereon the following legends:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."
Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California.
By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

Note: Do not have this Section 83(b) Election filed unless you wish to pay tax withholding to the Company at the same time.

EXHIBIT A
ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

        The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.
The name, address and social security number of the undersigned:

Social Security No.:

2.
Description of property with respect to which the election is being made:

                      shares of common stock of PG&E Corporation (the "Company").

3.
The date on which the property was transferred is January 2, 2003.
4.
The taxable year to which this election relates is calendar year 2003.
5.
Nature of restrictions to which the property is subject:

  The shares of stock are subject to the provisions of a Restricted Stock Award Agreement (the "Agreement") between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6.
The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $                        per share, for a total of $                        .
7.
The amount paid by taxpayer for the property was $        0            .
8.
A copy of this statement has been furnished to the Company.

Dated:                        , 2003.

[Taxpayer's Name]

Note: A valid Section 83(b) Election must be filed with the IRS within 30 days of the Date of Award. Accordingly, if you wish to file, please submit this signed form for receipt by January 29, 2003 to PG&E Corporation, Human Resources, One Market Street, Spear Street Tower, Suite 400, San Francisco, CA 94105.

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  EXHIBIT 10.46